STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/06/2002
                                                          020748232 - 2206586

                            CERTIFICATE OF AMENDMENT
                                     ON THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          HOLLYWOOD PARTNERS.COM, INC.

                             Pursuant to Section 242
                         of the General Corporation Law

                            of the State of Delaware

      HOLLYWOOD PARTNERS.COM, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

      FIRST: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

            Paragraph 1 of the Certificate of Incorporation, relating to the authorized capital stock of the Corporation, is hereby amended to read as follows:

            "FIRST: The name of the corporation (hereinafter called the "Corporation") is Universal Guardian Holdings, Inc."

      SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the holders of at least a majority of the outstanding shares entitled to vote by their giving written consent thereto in accordance with Section 242 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and its Secretary this 4th day of December 2002.

                                        HOLLYWOOD PARTNERS.COM, INC.


                                        /s/ Valerie A. Broadbent
                                        ----------------------------------------
                                        Valerie A. Broadbent, President


                                        /s/ Valerie A. Broadbent, Secretary
                                        ----------------------------------------
                                        Valerie A. Broadbent, Secretary